Exhibit 21

                             LIST OF SUBSIDIARIES




                                     Jurisdiction of      Name(s) under which
     Subsidiary                      Incorporation     Subsidiary does business

American Biogenetic Sciences
(Ireland) Ltd.                            Ireland                   *





*  Not applicable